Exhibit 3.16

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “MP ASSETS CORPORATION”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 2009, AT 2:51 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]

4767891 8100	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
091117457	AUTHENTICATION: 7713404

DATE: 12-21-09
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:48 PM 12/18/2009

FILED 02:51 PM 12/18/2009

091117457 - 4767891 FILE

CERTIFICATE OF INCORPORATION
OF
MP ASSETS CORPORATION

The undersigned, a natural person, for the purpose of organizing a corporation under the provisions and subject to the requirements of the General Corporation Law of the State of Delaware, does execute this Certificate of Incorporation and hereby certifies that:

1.             The name of the corporation (hereinafter called the “Corporation”) is MP Assets Corporation.

2.             The name and address of the registered agent for service of process on the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the County of New Castle.

3.             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.             The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares, all of which shall have a par value of $0.01 per share.  All such shares are of one class and are shares of Common Stock.

5.             The name and mailing address of the incorporator are as follows:

Name:	Alba-Justina Secrist
Address:	Parker Poe Adams & Bernstein LLP
Three Wachovia Center
401 South Tryon Street, Suite 3000
Charlotte, North Carolina 28202

6.             Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

7.             In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the powers of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

8.             To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

9.             The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

10.           This Certificate of Incorporation shall be effective as of December 18, 2009.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the undersigned incorporator has hereunto set her hand, declaring and certifying under penalties of perjury that the foregoing instrument is her act and deed, this 18th day of December 2009.

/s/ Alba-Justina Secrist
Alba-Justina Secrist, Incorporator